Table of Contents
Exhibit 99.01

MEDIA CONTACT:
Kasey Holman
Media Relations – Silicon Image, Inc.
Phone: 408-616-4192
kasey.holman@siliconimage.com

INVESTOR CONTACT:
Mike Bishop
Investor Relations – The Blueshirt Group
Phone: 415-217-4968
mike@blueshirtgroup.com

Silicon Image Reports Second Quarter 2009 Financial Results

SUNNYVALE, Calif., July 23, 2009 – Silicon Image, Inc. (NASDAQ: SIMG), a leader in semiconductors and intellectual property for the secure distribution, presentation and storage of high-definition content, today reported financial results for its second quarter ended June 30, 2009.

Revenue for the second quarter of 2009 was $37.3 million, compared to $40.5 million for the first quarter of 2009 and $70.1 million for the second quarter of 2008.

GAAP net loss for the second quarter of 2009 was $13.3 million, or $0.18 per diluted share, compared to a net loss of $33.3 million, or $0.45 per diluted share, for the first quarter of 2009 and net loss of $0.5 million, or $0.01 per diluted share, for the second quarter of 2008. GAAP net loss for the second quarter of 2009 includes pre-tax restructuring expenses of $7.1 million. GAAP net loss for the first quarter of 2009 includes a goodwill impairment charge of $19.2 million.

Non-GAAP net loss for the second quarter of 2009 was $4.3 million, or $0.06 per diluted share, compared to net loss of $3.6 million, or $0.05 per diluted share, for the first quarter of 2009 and net income of $5.0 million, or $0.07 per diluted share, for the second quarter of 2008. Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, restructuring charges, and goodwill impairment.

A reconciliation of GAAP and non-GAAP items is provided in a table following the Condensed Consolidated Statements of Operations.

"As we enter the second half of 2009, we are excited about our new products that will be shipping and the progress we are making in the formation of new technology standards consortiums," said Steve Tirado, president and chief executive officer of Silicon Image.  "With our design win momentum, our goal is to achieve double digit revenue growth in the second half of 2009 when compared to the first six months. We also expect to start to experience growing adoption of the MHL standard," continued Tirado.

                                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000     www.siliconimage.com

The following are Silicon Image’s financial performance estimates for the third quarter of 2009:

Revenue: $44 million - $46 million
Gross margin: approximately 54%
GAAP operating expenses: approximately $32 million
Non-GAAP operating expenses: approximately $26 million
Interest income: $0.7 million - $0.8 million
Diluted shares outstanding: approximately 75 million
Cash usage of approximately $5 million

Use of Non-GAAP Financial Information

Silicon Image presents and discusses gross margin, operating expenses, net income and basic and diluted net income per share in accordance with Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis for informational purposes only. Silicon Image believes that non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses non-GAAP reporting to supplement its GAAP reporting and internally in evaluating operations, managing and monitoring performance, and determining bonus compensation. Further, Silicon Image uses non-GAAP information as certain non-cash charges such as amortization of intangibles, stock based compensation and goodwill impairment do not reflect the cash operating results of the business. Silicon Image has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of its operating results and to illustrate the results of operations giving effect to such non-GAAP adjustments. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Conference Call

The company will host an investor conference call today to discuss its second quarter 2009 results at 2:00 p.m. Pacific Time and will webcast the event. To access the conference call, dial 877-397-0235 or 719-325-4851 and enter pass code 5797497. The webcast will be accessible on Silicon Image's investor relations Web site at http://www.SiliconImage.com. A replay of the conference call will be available within two hours of the conclusion of the conference call through July 28, 2009. To access the replay, please dial 888-203-1112 or 719-457-0820 and enter pass code 5797497.

                                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000     www.siliconimage.com

About Silicon Image, Inc.

Silicon Image, Inc. is a leading provider of semiconductor and intellectual property products for the secure distribution, presentation and storage of high-definition content.  With a rich history of technology innovation that includes creating industry standards such as DVI and HDMI, the company’s solutions facilitate the use of digital content amongst consumer electronics, personal computer (PC) and storage devices, with the goal to securely deliver digital content anytime, anywhere and on any device.  Founded in 1995, the company is headquartered in Sunnyvale, California, with regional engineering and sales offices in China, Germany, Japan, Korea, Taiwan and the United Kingdom.  For more information, please visit www.siliconimage.com.

NOTE: Silicon Image and the Silicon Image logo are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.  HDMI, the HDMI logo, and High-Definition Multimedia Interface are trademarks or registered trademarks of HDMI Licensing, LLC in the United States and/or other countries.  All other trademarks and registered trademarks are the property of their respective owners in the Unites States and/or other countries.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue, gross margin, operating expenses, interest income and use of cash. Silicon Image’s progress in forming new technology standards consortiums, design wins and adoption of the MHL standard. These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, the Company's ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the Securities and Exchange Commission (SEC). These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the U.S. Securities and Exchange Commission. These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

# # #

                                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000     www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Revenue:
Product	$29,436	$34,595	$61,836	$64,031	$119,023
Licensing	7,900	5,917	8,247	13,817	18,173
Total revenue	37,336	40,512	70,083	77,848	137,196
Cost of revenue and operating expenses:
Cost of product revenue (1)	17,264	18,219	28,615	35,483	56,403
Cost of license revenue	274	196	492	470	841
Research and development (2)	17,619	17,734	22,298	35,353	43,840
Selling, general and administrative (3)	12,678	13,715	19,067	26,393	37,385
Restructuring expense	7,098	759	-	7,857	-
Amortization of intangible assets	1,473	1,473	1,587	2,946	3,174
Goodwill impairment	-	19,210	-	19,210	-
Total cost of revenue and operating expenses	56,406	71,306	72,059	127,712	141,643
Loss from operations	(19,070)	(30,794)	(1,976)	(49,864)	(4,447)
Interest income and other, net	598	939	1,380	1,537	3,296
Loss before provision for income taxes	(18,472)	(29,855)	(596)	(48,327)	(1,151)
Income tax expense (benefit)	(5,143)	3,474	(134)	(1,669)	(127)
Net loss	$(13,329)	$(33,329)	$(462)	$(46,658)	$(1,024)

Net loss per share – basic and diluted	$(0.18)	$(0.45)	$(0.01)	$(0.63)	$(0.01)
Weighted average shares – basic and diluted	74,806	74,421	73,399	74,618	77,257
______________________
(1) Includes stock-based compensation expense	$244	$199	$431	$443	$781
(2) Includes stock-based compensation expense	1,617	1,374	2,213	2,991	3,447
(3) Includes stock-based compensation expense	2,352	1,992	3,614	4,344	6,053

                                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000     www.siliconimage.com

SILICON IMAGE, INC.
GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
GAAP net loss	$(13,329)	$(33,329)	$(462)	$(46,658)	$(1,024)
Non-GAAP adjustments:
Stock-based compensation expense (1)	4,213	3,565	6,258	7,778	10,281
Amortization of intangible assets (2)	1,473	1,473	1,587	2,946	3,174
Restructuring expense	7,098	759	-	7,857	-
Goodwill impairment (3)	-	19,210	-	19,210	-
Non-GAAP net income (loss) before tax adjustments	(545)	(8,322)	7,383	(8,867)	12,431
Income tax effects on above adjustments	(3,721)	4,686	(2,354)	965	(4,037)
Non-GAAP net income (loss)	$(4,266)	$(3,636)	$5,029	$(7,902)	$8,394

Non-GAAP net income (loss) per share — basic and diluted	$(0.06)	$(0.05)	$0.07	$(0.11)	$0.11
Weighted average shares — basic	74,806	74,421	73,399	74,618	77,257
Weighted average shares — diluted	74,806	74,421	74,815	74,618	78,226

(1) For the three months and six months ended June 30, 2009 and 2008, and for the three months ended March 31, 2009, these adjustments represent the non-cash amortization of stock-based compensation associated with SFAS No. 123 (R) Share-based Payment.

Cost of Revenue	$244	$199	$431	$443	$781
Research and Development	1,617	1,374	2,213	2,991	3,447
Selling, General and Administrative	2,352	1,992	3,614	4,344	6,053
Total	$4,213	$3,565	$6,258	$7,778	$10,281

(2) These adjustments represent expenses for the amortization of intangible assets recorded in connection with our acquisitions. These on-going expenses pertain to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.

(3) This adjustment represents the impairment recorded on goodwill for the three months ended March 31, 2009.

                                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000     www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
Unaudited

	June 30, 2009	December 31, 2008
Assets
Current Assets:
Cash and cash equivalents	$18,583	$95,414
Short-term investments	144,370	89,591
Accounts receivable, net	19,059	5,922
Inventories	9,169	12,775
Prepaid expenses and other current assets	19,096	15,275
Deferred income taxes	6,445	6,665
Total current assets	216,722	225,642
Property and equipment, net	16,696	19,394
Goodwill	-	19,210
Intangible assets, net	29,975	32,921
Deferred income taxes, non-current	21,101	28,193
Other assets	794	1,181
Total assets	$285,288	$326,541
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,351	$7,278
Accrued and other liabilities	20,882	23,023
Deferred license revenue	2,400	2,348
Deferred margin on sales to distributors	1,884	6,881
Total current liabilities	35,517	39,530
Other long-term liabilities	8,831	8,064
Total liabilities	44,348	47,594
Stockholders’ Equity:
Total stockholders’ equity	240,940	278,947
Total liabilities and stockholders’ equity	$285,288	$326,541

                                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000     www.siliconimage.com

SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS
(In thousands)
Unaudited
	Six Months Ended
	June 30, 2009	June 30, 2008
Cash flows from operating activities:
Net loss	$(46,658)	$(1,024)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Impairment of goodwill	19,210	-
Stock-based compensation expense	7,778	10,281
Deferred income taxes	7,312	(2,723)
Depreciation	4,592	5,257
Amortization of intangible assets	2,946	3,174
Amortization of investment premium	1,683	378
Non-cash restructuring expensese	200	-
Loss on disposal and retirement of property and equipment	180	402
Provision for doubtful accounts	154	534
Realized loss/(gain) on sale of short-term investments	15	(52)
Tax deficiency from employee based compensation plans	(781)	(501)
Excess tax benefits from employee stock transactions	(13)	(304)
Changes in assets and liabilities:
Accounts receivable	(13,256)	(7,781)
Inventories	3,606	2,512
Prepaid expenses and other current assets	(3,404)	1,508
Accounts payable	2,722	(1,745)
Accrued and other liabilities	(978)	(361)
Deferred license revenue	52	435
Deferred margin on sales to distributors	(4,997)	1,543
Cash provided by (used in) operating activities	(19,637)	11,533
Cash flows from investing activities:
Purchases of short-term investments	(128,350)	(111,937)
Proceeds from sales of short-term investments	71,952	144,681
Purchases of property and equipment	(1,840)	(4,622)
Proceeds from sale of property and equipment	120	-
Cash provided by (used in) investing activities	(58,118)	28,122
Cash flows from financing activities:
Proceeds from issuances of common stock, net	1,718	3,084
Excess tax benefits from employee stock transactions	13	304
Payments for vendor financed software and intangibles purchased	(625)	(6,153)
Repurchase of restricted stock units for income tax withholding	(241)	-
Repurchase of common stock	-	(68,180)
Cash provided by (used in) financing activities	865	(70,945)
Effect of exchange rate changes on cash and cash equivalents	59	13
Net decrease in cash and cash equivalents	(76,831)	(31,277)
Cash and cash equivalents — beginning of period	95,414	137,822
Cash and cash equivalents — end of period	$18,583	106,545
Supplemental cash flow information:
Restricted stock units vested	$667	$-
Net cash payment (refund) for income taxes	$(5,574)	$1,215
Unrealized net gain (loss) on short-term investments	$79	$(30)
Property and equipment purchased but not paid for	$577	$636

                                                               1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000     www.siliconimage.com